UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 11, 2005

                        MCKENZIE BAY INTERNATIONAL, LTD.
                          (EXACT NAME OF REGISTRANT AS
                           SPECIFIED IN ITS CHARTER)

                DELAWARE                                 000-49690
   (STATE OR OTHER JURISDICTION OF INCORPORATION)  (COMMISSION FILE NUMBER)

                                   51-0386871
                       (IRS EMPLOYER IDENTIFICATION NO.)

                        37899 Twelve Mile Road, Ste.#300
                        Farmington Hills, Michigan 48331

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                     49331
                                   (ZIP CODE)

             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                (248) 489-19610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

=============================================================================

                Section 1 - Registrant's Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On October 11, 2005, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with Cornell Capital Partners, LP ("Cornell"). Upon the terms and subject to the conditions contained in the Purchase Agreement, we agreed to sell to Cornell and Cornell agreed to purchase up to $5,000,000 of secured convertible debentures (each, a "Convertible Debenture").

Pursuant to the Purchase Agreement, on October 11, 2005 Cornell purchased a Convertible Debenture from us in the face amount of $3,000,000 for a like amount. The principal sum together with accrued but unpaid interest at an annual rate of approximately 10.14% is payable on or before October 11, 2007.

We have the right, with three business days advance written notice, to redeem a portion or all amounts outstanding under the Convertible Debenture prior to its maturity date as follows: (i) if the closing bid price of our common stock, as reported by Bloomberg, LP, is less than $1.10, we must pay an amount equal to the principal amount outstanding and accrued interest being redeemed, plus a redemption premium of 20% of the amount redeemed or (ii) if such closing bid price is greater than $1.10 we must pay the greater of (x) an amount equal to the principal amount outstanding and accrued interest being redeemed, plus 20% of the amount redeemed or (y) an amount equal to the principal amount outstanding and accrued interest being redeemed, plus a premium equal to the percentage difference between such closing bid price and the $1.10.

The Convertible Debenture is convertible into shares of our common stock at the option of its holder. The number of shares issuable upon a conversion equals the quotient obtained by dividing the then outstanding amount of the Convertible Debenture to be converted by the price per share equal to the lesser of (a) $1.10 or (b) 80% of the lowest closing bid price of our shares for the five trading days immediately preceding the conversion, subject to adjustments set forth in the Convertible Debenture. If, however, at the time of any conversion:
(1) the number of our shares authorized, unissued and unreserved for all purposes, or held as treasury stock, is insufficient to pay principal and interest in our shares; (2) our shares are not listed or quoted for trading on the Nasdaq OTC Bulletin Board, Nasdaq SmallCap Market, New York Stock Exchange, American Stock Exchange or the Nasdaq National Market; (3) we have failed to timely satisfy the conversion; or (4) the conversion would be prohibited by the terms of the Convertible Debenture, then, at the option of the holder of the Convertible Debenture, we, in lieu of delivering shares, must deliver, an amount in cash equal to the product of the outstanding principal amount to be converted plus any interest due divided by the then conversion price and multiplied by the highest closing price of the shares from date of the conversion notice until the date that such cash payment is made. Other adjustments of the conversion price are similar to the adjustment to the exercise price of the warrant we issued to Cornell as described below. If an event of default, as defined in the Convertible Debenture, occurs and remains uncured, then the conversion price will be reduced to $.10 per share.

There is no limit to the number of shares we may be required to issue to satisfy our obligation for conversion of shares under the Convertible Debenture. Any decline in the market price of our shares will increase the number of shares we would otherwise be required to issue. If an event of default, as defined in the Convertible Debenture, occurs and remains uncured, then the conversion price will be reduced to $.10 per share.

A holder of the Convertible Debenture may not convert or receive shares as payment of interest to the extent such conversion or receipt of such interest payment would result in the holder, together with any affiliate of the holder, beneficially owning in excess of 4.9% of the then issued and outstanding shares of our common stock, including shares issuable upon conversion of, and payment of interest.

Except for shares to be issued in connection with the Purchase Agreement, so long as any of the principal amount or interest on the Convertible Debenture remains unpaid and unconverted, we may not, without the prior consent of the holder of the Convertible Debenture, (i) issue or sell any common stock or preferred stock without consideration or for a consideration per share less than the bid price of our common stock determined immediately prior to its issuance,
(ii) issue or sell without consideration or for a consideration per share less than the bid price of our common stock determined immediately prior to its issuance, any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder the right to acquire common stock,
(iii) other than security interests in connection with Power Purchase Agreements which we have disclosed to Cornell, enter into any security instrument granting the holder a security interest in any of our assets, or (iv) file any registration statements on Form S-8 registering more than 500,000 of our shares under our employee stock option plan of which of which up to 250,000 shares maybe registered for and issued to officers and directors and 250,000 shares may be registered for and issued to employees per calendar year.

If an event of default, as defined in the Convertible Debenture, occurs, its holder may declare the entire unpaid balance of principal and interest due and payable. Among the defined events of default are the failure of our shares to be quoted for trading or listed for treading on the Nasdaq OTC Bulletin Board, Nasdaq SmallCap Market, New York Stock Exchange, American Stock Exchange or the Nasdaq National Market or the legal inability of the holder to sell the underlying shares under the registration statement described below or a failure by us to file such registration within the time period described below.

The Convertible Debenture is secured pursuant to the terms of a Pledge and Escrow Agreement we entered into on October 11, 2005 with Cornell and David Gonzalez, as escrow agent. Pursuant to the Pledge and Escrow Agreement, we pledged 25,000,000 shares of our common stock to secure payment of the Convertible Debentures. We have delivered a certificate representing 15,000,000 shares to the escrow agent and will deliver a certificate representing an additional 10,000,000 shares at the time, if any, that Cornell purchases the second Convertible Debenture. In the event of a default by us under the Convertible Debenture or other agreements relating to it, the escrow agent is authorized to deliver the pledged shares to Cornell. In the event that for a period of seven consecutive calendar days the pledged shares equal an amount less than 2 1/2 times the amount due and outstanding pursuant to the Convertible Debenture, then we must deliver to the escrow agent such number of additional shares so that the value of the pledged shares then held by the escrow agent is four times the amount due and outstanding pursuant to the Convertible Debenture. In addition to all other remedies available to the Cornell, upon an event of default, we are required to promptly file a registration statement with the SEC to register the pledged shares for the resale by Cornell.

Under the Purchase Agreement, Cornell agreed to purchase a second Convertible Debenture in the face amount of $2,000,000 for a like amount two business days prior to the date we file a registration statement pursuant to the Registration Rights Agreement described below, although Cornell, in its sole discretion, may terminate its agreement to purchase the second Convertible Debenture at any time prior to its purchase. The terms of the second Convertible Debenture, if issued, will be similar to the terms of the Convertible Debenture we sold to Cornell on October 11, 2005.

Pursuant to the Purchase Agreement, we paid Yorkville Advisors Management LLC ("Yorkville") a fee of $135,000 from the proceeds of the sale of the Convertible Debenture and we agreed to pay Yorkville a further fee of $200,000 if Cornell purchases the second Convertible Debenture. Yorkville is the general partner of Cornell.

Pursuant to the Purchase Agreement, we issued a warrant to Cornell to purchase 3,000,000 shares of our common stock for a period of five years at an exercise price of $1.00 per share, subject to adjustment as set forth in the warrant, and we agreed to issue a similar warrant to purchase 2,000,000 shares to Cornell if Cornell purchases the second Convertible Debenture. In no event, however, shall the holder of the either warrant be entitled to exercise the warrant for a number of shares in excess of that number of shares which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of our common stock following such exercise, except within sixty days of the expiration of the warrant. If at the time of exercise of either of the warrants, the underlying shares are not subject to an effective registration statement under the Securities Act of 1933 or if an event of default under the Convertible Debentures or certain other documents has occurred, the holder of the warrants, in lieu of making payment of the exercise price in cash, may elect a cashless exercise in accordance with the formula set forth in the warrants.

If, subject to the exceptions set forth in the warrants, during the time that either of the warrants is outstanding we issue or sell, or are deemed to have issued or sold, any shares of common stock for a consideration per share less than a price equal to the then exercise price of the warrants, then the exercise price will be reduced to an amount equal to such consideration per share. Upon each such adjustment, the number of shares issuable upon exercise of the warrants will be adjusted to the number of shares determined by multiplying the exercise price in effect immediately prior to such adjustment by the number of shares issuable upon exercise of the warrants immediately prior to such adjustment and dividing the product by the exercise price resulting from such adjustment. Similar adjustments will be made upon any issuance or sale by us of options to purchase our shares or convertible securities.

On October 11, 2005, we also entered into a Registration Rights Agreement with Cornell. Pursuant to the Registration Rights Agreement, we have agreed to prepare and file within thirty days with the SEC a registration statement for the resale by Cornell of at least 39,062,500 shares to be issued upon conversion of the Convertible Debentures and 5,000,000 shares underlying the warrants. In the event that we fail to timely file the registration statement or it is not declared effective by the SEC within 120 days of its filing or if after it has been declared effective by the SEC, sales cannot be made pursuant to the registration statement, then we will pay liquidated damages of 2% of the liquidated value of the Convertible Debentures outstanding for each thirty day period after the filing deadline or the 120 day period, as the case may be. We have agreed to indemnify Cornell against certain losses, costs or damages which may arise in connection with the registration statement, including those which may arise under the Securities Act of 1933.

In connection with the transactions with Cornell, we paid a fee of $62,500 to Spencer Clarke LLC.

Item 1.02  Termination of a Material Definitive Agreement.

In connection with the transactions described in the response to Item 1.01 above, the Standby Equity Distribution Agreement between Cornell and us which had been in effect since April 6, 2004 was terminated. The response to Item 1 of Part I of our Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 as it relates to such agreement is hereby incorporated by reference.

                       Section 2 - Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

Reference is made to the response to Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MCKENZIE BAY INTERNATIONAL, LTD.

Date: October 17, 2005

/s/ Donald C. Harms
----------------------
    Donald C. Harms
    Secretary